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                                                                     Exhibit 4.3

                        Incorporated under the laws of
                         Delaware on November 17, 1995

     NUMBER                                                SHARES

       1                                                 **20,000**

                     NEW CENTURY FINANCIAL CORPORATION

      Authorized Shares: 20,000 Series 1999A Convertible Preferred Stock



This Certifies that      U.S. Bancorp, a Delaware corporation        is the
                   --------------------------------------------------
registered holder of        **Twenty Thousand (20,000)**            Shares
                    ------------------------------------------------
of Series 1999A Convertible Preferred Stock of the above named Corporation.


HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

     This certificate and the shares represented thereby shall be held subject to all of the provisions of the Certificate of Incorporation and the By-laws of said Corporation a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and By-laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
     Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the By-laws.

           WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
             DATED: July 26, 1999


/s/ Greta L. Aronow                       [SEAL]      /s/ Brad A. Morrice
------------------------------------                  --------------------------
Greta L. Aronow; Assistant Secretary                  Brad A. Morrice; President

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THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT (I) AN
OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR (II) SUCH REGISTRATION.

                                     No. 1


                                  CERTIFICATE
                                      FOR

                                  **20,000**

                                    SHARES

                                      OF

                                Preferred Stock


                                   ISSUED TO

                                 U.S. Bancorp
                              ------------------
                                     DATED

                                 July 26, 1999
                              ------------------

     For Value Received, _____ hereby sell, assign and transfer unto ________________________________ Shares of the Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated _________________ 19__

          In presence of      ___________________________________________
______________________________

     NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.